SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2016 (September 7, 2016)

__________________________

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2016, Neuralstem, Inc. (“Company”) entered into a securities purchase agreement (“Securities Purchase Agreement”) with Tianjin Pharmaceutical Holding Group (“Tianjin”). Pursuant to the Securities Purchase Agreement, the Company sold an aggregate of (i) 28,500,000 shares of the Company’s common stock (“Common Stock”), at a price per share of $0.253 (representing 19.89% of the Company’s outstanding Common Stock post-issuance, based on the number of shares of Common Stock outstanding as of the date of this report) and (ii) 1,000,000 shares of Series A 4.5% Convertible Preferred Stock (“Series A Preferred Stock”) with a stated value of $12.7895 per share and which are immediately convertible into an aggregate of 50,551,383 shares of the Company’s Common Stock, subject to a limitation on Tianjin’s beneficial ownership of Common Stock of 19.99%, at a conversion price of $0.253 per share and subject to adjustment in the case of stock dividends, splits and fundamental transactions (the “Offering”). The Series A Preferred Stock has no provisions regarding subsequent securities issuances or so called “price protection provisions.” The Company expects the Offering to close during the fourth quarter of 2016, after Tianjin completes the requisite government approval or filing process with the applicable authorities of the People’s Republic of China with respect to its investment in the Company and the transmission of foreign exchange outside of China.

The holders of Series A Preferred Stock shall be entitled receive 4.5% dividends in cash or additional shares of Series A Preferred Stock if and when declared by the Company’s board of directors (“Board”) in preference to the payment of any dividends on the Common Stock. The holders of Series A Preferred Stock shall have no voting rights but shall be entitled to appoint one (1) member to the Company’s Board. This right to appoint a member of the Board will terminate when there are less than 200,000 shares of Series A Preferred Stock outstanding.

Additionally, until the Company’s 2019 annual meeting of stockholders, as more fully described in the Securities Purchase Agreement, Tianjin has agreed not to solicit proxies, seek to remove any member of the Board, contest any solicitation of the Company, make stockholder proposals, vote its securities against the recommendations of the Board, participate in any group with respect to its voting stock, seek to waive, amend or modify the Company’s certificate of incorporation or bylaws, or effect or participate in any tender offer; or business combination; or acquisition or restructuring or recapitalization of the Company.

The securities were issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (“Act”). The securities offered have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Securities Purchase Agreement and Certificate of Designation are qualified in their entirety by reference to the full text of each such document, a copy of the form of each is attached hereto as Exhibits 10.01 and 3.01, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 3.021 in its entirety.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above in Items 1.01 and 5.03 is hereby incorporated by reference into this Item 3.03 in its entirety.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03 in its entirety. The Company anticipates filing a Certificate of Designation of Preferences, Rights and Limitations of Series A 4.5% Convertible Preferred Stock (the “Certificate of Designation”) to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences, and privileges of the Series A Preferred Stock on or before the Offering closes. Copies of the proposed Certificate of Designation relating to the Series A Preferred Stock and the form of stock certificate for the Series A Preferred Stock are filed as Exhibits 3.01 and 4.01, respectively, to this Current Report on Form 8-K, and are incorporated by reference.

Item 8.01 Other Events.

On September 11, 2016, the Company announced the Offering in a press release. A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.01	Certificate of Designation to be filed before closing.
4.01	Form of Series A Preferred Stock Certificate.
10.01	Securities Purchase Agreement.
99.01	Press Release dated September 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 12, 2016	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.01	Certificate of Designation to be filed before closing.
4.01	Form of Series A Preferred Stock Certificate.
10.01	Securities Purchase Agreement.
99.01	Press Release dated September 12, 2016.